Exhibit 23.4

Consent of Janney Montgomery Scott LLC

January 30, 2004

We hereby consent to the use in this Registration Statement on Form S-4 of the form of our letter to the Board of Directors of Patriot Bank Corp. included as Annex B to the Joint Proxy Statement/Prospectus forming a part of this Registration Statement on Form S-4 and to all references to our firm in such Joint Proxy Statement/Prospectus. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Janney Montgomery Scott LLC

/S/    JANNEY MONTGOMERY SCOTT LLC

By: /s/ William L. Rulon-Miller

Name: William L. Rulon Miller

Title: Senior Vice President